EX-10.2

                                  EXHIBIT 10.2

                          BREMER FINANCIAL CORPORATION

                   1996 EXECUTIVE INCENTIVE COMPENSATION PLAN

                                Group Presidents


Contained herein is a detailed outline of the Executive Incentive Compensation Plan which has been designed for Bremer Group Presidents.

A.       Purpose

         1) To provide an annual incentive award to Group Presidents who contribute significantly toward the achievement of Bremer Financial Corporation's goals and objectives.

         2) To focus attention on those activities which will positively affect the Corporation's financial well-being.

B.       Eligibility

         1)       Participants will be Group Presidents.

C.       Plan Year

         1) The Executive Incentive Compensation program will begin on January 1 and will end on December 31.

D.       Payment of Award

         1) At year end, formal reviews will be conducted by the appropriate designated management to determine and measure performance. Upon completion of the measurement of the participant's goals and objectives, award payments will be recommended and approved.

         2) Award payments will be made in the first quarter, following the end of defined incentive plan year.

E.       Potential Awards

         1) The target (planned) and maximum potential award, stated as a percentage of base salary, will be:


                                            Target           Maximum
                                            ------           -------
                  Group Presidents           20%               40%


F.       Performance Measures and Determination of Award

         1)       Corporate RORE

                  100% of the target incentive award will be based upon Corporate RORE*. The following table will be utilized to determine the actual percentage of salary to be granted. When performance falls between the RORE percentages shown, interpolation will be utilized to determine the actual percentage of salary to be awarded.

                      Corporate RORE                   Percentage Award
                      --------------                   ----------------
                           11.00                               0%
                           12.00                             10.0%
                           13.00             TARGET          20.0%
                           14.00                             25.0%
                           15.00                             30.0%
                           16.00                             35.0%
                           17.00 and over                    40.0%

                  * Restructuring costs will be amortized over the years 1996 and 1997 when calculating incentive.

         2)       Other Measures

                  Will be included in Corporate RORE performance measure.

G.       Administration

         1) The plan shall be subject to the approval of the Board of Directors of Bremer Financial Corporation which shall have sole authority to establish the terms and conditions under which the plan will be administered.

         2) The Executive Incentive Compensation Plan and awards are not transferable or assignable.

         3)       Award may be deferred.

H.       Administrative Procedures

         1) Addition to Plan -- Eligible individuals will be added to the plan at any time upon the approval of the Board of Directors of Bremer Financial Corporation. Criteria for award is subject to approval by the President of BFC. However, the size of their awards will be prorated by the number of months they were eligible to receive an award. An example would be:

                  - Employee "A" is added to plan in mid-year so s/he has six
                    (6) months of eligible service.
                  - Calculated incentive award is $15,000
                  - $15,000 X 6/12 = $7,500

         2) Terminations -- Eligible employees who terminate during the plan year will be handled as follows:

                  - Voluntary resignations -- no incentive award.
                  - Involuntary terminations for cause -- no incentive award.
                  - Involuntary termination without cause -- incentive award prorated by number of months service during current incentive plan year, based on approval by President of BFC.
                  - Retirement/disability -- incentive award prorated by number of months of service during current incentive plan year.

         3) Change in Position -- Eligible employees who have a change in position during a plan year will have their incentive award calculated under both plan award levels and prorated by the months of service at each level.

         4) Interpolation -- When actual performance falls between cells on the appropriate element, the individual completing the formula should interpolate to the actual percentage to be awarded.

         5) Performance -- If a participant's performance rating for the plan year is less than fully competent and/or certain performance goals are not met, the President of Bremer Financial Corporation has the authority to reduce partially or totally the incentive payout that would normally be due the participant.

         6) Exceptions -- Upon occasion, there may be specific reasons for exceptions to the incentive compensation program for events beyond the control of the participant in the plan. The President of Bremer Financial Corporation has the authority to determine and approve all such exceptions.

I.       Amendment and termination

         1) The Board of Bremer Financial Corporation may at any time amend the plan for the purposes of satisfying the requirements of any changes in applicable laws or for any purpose which may be permitted by law. The Board of Bremer Financial Corporation may also terminate the plan at any time. No such amendment or termination shall, however, adversely affect the rights of any participant (without his/her prior consent) to any award previously approved.


________________________________________________________________________________
NAME                                                                  GROUP

                 CALCULATION OF GROUP PRESIDENT INCENTIVE AWARD
                 ----------------------------------------------
                                 Plan Year 1996

                                                            Percentage of Salary
                                                                To Be Awarded
F-1 - Corporate RORE                                        --------------------
--------------------
         Corporate RORE   __________%                                __________%






Total Award Earned as % of Salary                                    __________%
---------------------------------

X 1996 Salary                                                       $___________

= 1996 INCENTIVE AWARD                                              $___________



Approved:

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           Date


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           Date